UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 24, 2015
PUGET SOUND ENERGY, INC.
A Washington Corporation
(Exact name of registrant as specified in its charter)

1-4393	10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591	91-0374630
(Commission File Number)	(State of incorporation, address of principal executive offices)	(I.R.S. Employer Identification Number)
(425) 454-6363
(Telephone)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2015, Herb B. Simon provided notice of his intent to resign from his position as a member of the Board of Directors of Puget Sound Energy, Inc. (“PSE”) and all of its committees to be effective as of January 21, 2016.

Effective June 25, 2015, the Board of Directors of PSE appointed Scott Armstrong to the Board of Directors of PSE.

Mr. Armstrong is currently the President and Chief Executive Officer of Group Health Cooperative, a not-for-profit health plan serving the state of Washington and northern Idaho, which position he has held since January 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Armstrong also held several other leadership positions at Group Health Cooperative, including Executive Vice President, Chief Operating Officer (from 2002 through 2004) and Executive Vice President, Chief Administrative Officer (from 2000 through 2002). Mr. Armstrong also currently is a Commissioner for the Medicare Payment Advisory Commission, board member of the Alliance of Community Health Plans and a board member of America’s Health Insurance Plans in Washington, D.C.

The compensation offered to Mr. Armstrong for his service as a director will be the same as that offered to all non-employee independent board members of the Company, pursuant to the director compensation schedule filed as Exhibit 10.51 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

PUGET SOUND ENERGY, INC.

Dated: June 30, 2015	By: /s/ Michael J. Stranik
Michael J. Stranik Controller and Principal Accounting Officer